EXHIBIT 99.1
FOR IMMEDIATE RELEASE
6:00 a.m. ET
10.24.2007
ISILON SYSTEMS NAMES FOUNDER SUJAL PATEL AS CHIEF EXECUTIVE OFFICER
     SEATTLE, WA — October 24, 2007 — Isilon® Systems (NASDAQ: ISLN), the leader in clustered storage, today announced that, effective immediately, the Board of Directors has appointed Sujal Patel, Isilon’s Founder, Chief Technology Officer and long-time board member, as Isilon’s President and Chief Executive Officer, replacing Steve Goldman. Isilon also announced today that Chief Financial Officer Stu Fuhlendorf is no longer with the company. Isilon Controller Bill Richter will serve as interim Chief Financial Officer while the company conducts its search for a replacement.
     “I am delighted to assume this leadership role at the company I started seven years ago. I want to thank Steve for his many contributions to Isilon,” said Sujal Patel, President and Chief Executive Officer. “The opportunities for clustered storage have never been greater as customers seek to address two of the primary IT challenges facing today’s enterprise—the rapid growth of digital content and unstructured data and the paradigm shift to clustered and virtualized computing. When I look at our market leading products, expanding roster of global customers and partners, and talented team of people, I have never been more confident and passionate about the future of Isilon.”
     “We believe there is no better person to run Isilon now than our visionary founder Sujal Patel who has helped build and run this company over the past seven years,” said William D. Ruckelshaus, Chairman of Isilon’s Board of Directors. “Sujal provides strong leadership, maintains deep relationships with major customers and partners, and has been a strong force behind Isilon’s winning culture. Under Sujal’s leadership, we are confident that Isilon is well positioned to maximize the opportunities ahead.”

     Isilon is also announcing today that it will postpone the reporting of the company’s financial results for the 2007 third quarter and the related investor conference call that was originally scheduled for October 25, 2007. When the new reporting date is determined, the company will issue a press release announcing the date and conference call information.
About Sujal Patel
Sujal Patel is the founder of Isilon and has served as Chief Technology Officer and a Director since January 2001. He was appointed President and Chief Executive Officer of the company in October 2007. Sujal established the vision for creating the new category of clustered storage and has served as the chief architect of the company’s storage systems and software. Prior to founding Isilon, Sujal spent five years at RealNetworks, in part as chief architect behind the company’s second-generation core media delivery system. Sujal holds a number of patents and pending patents, including those for the Isilon OneFS™ distributed file system. Sujal holds a bachelor’s degree in computer science from the University of Maryland at College Park.
About Isilon
Isilon Systems (NASDAQ: ISLN) is the worldwide leader in clustered storage systems and software for digital content and unstructured data, enabling enterprises to transform data into information — and information into breakthroughs. Isilon’s award-winning family of IQ clustered storage systems combines Isilon’s OneFS operating system software with the latest advances in industry-standard hardware to deliver modular, pay-as-you-grow, enterprise-class storage systems. Isilon’s clustered storage solutions speed access to critical business information while dramatically reducing the cost and complexity of storing it. Information about Isilon can be found at http://www.isilon.com.

Safe Harbor Statement
This press release contains “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance. These forward-looking statements are based on management’s expectations as of October 24, 2007, and assumptions which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. The use of words such as “intends” and “expects,” among others, generally identify forward-looking statements. However, these words are not the exclusive means of identifying such statements. Such forward-looking statements may relate, among other things, to our expected financial and operating results, the benefits of our products, technologies and services and our ability to achieve our goals, plans and objectives.
Actual results and the timing and outcome of events may differ materially from those expressed or implied in the forward-looking statements for a variety of reasons, including, among others: risks associated with anticipated growth in the storage of unstructured, digital content; competitive factors, including changes in the competitive environment, pricing pressures, sales cycle time and increased competition; our ability to build and expand our direct sales operations and reseller distribution channels; our ability to build sales backlogs and improve sales linearity; general economic and industry conditions, including expenditure trends for storage-related products; new product introductions and our ability to develop and deliver innovative products while managing product lifecycles; our ability to provide high-quality products, service and support offerings; our reliance on a limited number of suppliers and our ability to forecast demand for our products and potential shortages or price fluctuations in our supply chain; risks associated with international operations; and other important factors as described in Isilon Systems, Inc.’s reports and documents filed from time to time with the Securities and Exchange Commission, including the factors described in the sections captioned “Risk Factors” in our most recently submitted 10-K and 10-Q.
Except as required by law, Isilon Systems, Inc. undertakes no obligation to update any forward-looking or other statements in this press release, whether as a result of new information, future events or otherwise.
###
Contacts:
Investors:
Rosemary Moothart, Director of Investor Relations, Isilon Systems, +1-206-315-7509,
rosemary.moothart@isilon.com
Press:
Jay Wampold, Senior Director Marketing Communications, Isilon Systems, +1-206-315-7620,
jay.wampold@isilon.com